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                                                                   EXHIBIT 99.1



                                    LONGHORN
                                   STEAKHOUSE


FOR IMMEDIATE RELEASE                Contact:    Anne D. Huemme
---------------------                            Chief Financial Officer
                                                 (770) 399-9595


                 LONGHORN STEAKS, INC. ANNOUNCES NAME CHANGE TO
                      RARE HOSPITALITY INTERNATIONAL, INC.

                            ----------------------------

             STOCK TO BEGIN TRADING UNDER A NEW SYMBOL, "RARE", ON
                            MONDAY, JANUARY 13, 1997

Atlanta, Georgia (January 6, 1997) - Richard E. Rivera, President and Chief Executive Officer of Longhorn Steaks, Inc. (Nasdaq NM:LOHO), today announced that Longhorn Steaks, Inc. is changing its name to Rare Hospitality International, Inc., to reflect the organization of its operations into three restaurant operating businesses. Mr. Rivera said, "With the September acquisition of Bugaboo Creek Steak House, Inc., the Company is now operating three different restaurant concepts, Longhorn Steakhouse, Bugaboo Creek Steak House and The Capital Grille. We are actively engaged in the expansion of all three concepts, and we believe our new name and corporate structure better reflect our position as a multi-concept operator."

As a result of this change, the Company's common stock, which currently trades under the symbol, "LOHO", will begin trading under a new symbol, "RARE", on Monday, January 13, 1997.

Longhorn Steaks, Inc., owns, operates and franchises 102 restaurants, including 77 Longhorn Steakhouses, located in the southeastern and midwestern United States, 14 Bugaboo Creek Steak Houses and five The Capital Grille restaurants, located primarily in the northeastern United States.